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                                                                      EXHIBIT 2


                         REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (the "Agreement") is made this 8th day of November, 1995 by and among Fuqua Enterprises, Inc., a Delaware corporation (the "Company"), and Gene J. Minotto (the "Basic Shareholder").

                              W I T N E S S E T H:

          WHEREAS, the Company, BA Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of the Company (the "Subsidiary"), Basic American Medical Products, Inc., a Georgia corporation ("Basic") and the Basic Shareholder, have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 6, 1995, providing for the acquisition of Basic by the Company through a merger (the "Merger") of the Subsidiary into Basic with Basic being the corporation surviving the Merger;

          WHEREAS, the Basic Shareholder upon consummation of the Merger will hold in the aggregate approximately 13.53% of the issued and outstanding common stock, $2.50 par value, of the Company (the "Common Stock"); and

          WHEREAS, the parties to the Merger Agreement and the Basic Shareholder desire the Company to register the shares under the Securities Act (as hereinafter defined) for resale by the Basic Shareholder and the execution and delivery of this Agreement is a condition precedent to the consummation of the Merger.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.        Certain Definitions.

          For purposes of this Agreement, the following terms have the following meanings when used herein:

          (a) "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Atlanta, Georgia are authorized by law, regulation or executive order to close.

          (b) "Closing" means the date of the consummation of the Merger as set forth in the Merger Agreement.

          (c) "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (d) "Common Stock" means the Common Stock, par value $2.50 per share, of the Company.
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          (e)             "Company" means Fuqua Enterprises, Inc., a Delaware
corporation, and its successors and assigns.

          (f) "Demand Registration" means any registration of Registrable Securities effected pursuant to Section 3 hereof.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as in effect from time to time.

          (h) "Holder" means any Person that owns Registrable Securities, including such successors and assigns as acquire Registrable Securities, directly or indirectly, from such Person. For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Security as the Holder and absolute owner thereof.

          (i)             "Initial Holder" means Gene J. Minotto.

          (j) "Majority Registered Holders" means in the case of any registration statement, the Holders of a majority of the Registrable Securities proposed to be covered (or so covered) in such registration statement.

          (k) "Majority Sellers" means (i) in the case of any offering or proposed offering pursuant to a shelf "draw-down" of Registrable Securities registered pursuant to a Shelf Registration, the Holders of a majority of the Registrable Securities so offered or proposed to be so offered, and (ii) in the case of any other offering or proposed offering pursuant to any Registration, the Majority Registered Holders of the applicable registration statement.

          (l) "Person" means any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency.

          (m) "Piggyback Registration" means any registration of Registrable Securities effected pursuant to Section 4 hereof.

          (n) "Registrable Securities" means (i) the 600,000 shares of Common Stock issued to the Basic Shareholder in the Merger and (ii) any securities issued or issuable in respect of or in exchange for any of the shares of Common Stock referred to in clause (i) above by way of a stock dividend or other distribution on the Common Stock, stock split or combination of shares, recapitalization, reclassification, merger, consolidation or exchange offer. For purposes of this Agreement, a Registrable Security ceases to be a Registrable Security when either (1) it has been effectively registered under the Securities Act and sold or distributed to any Person pursuant to an effective registration statement covering it or (2) it has been sold or distributed to any





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Person pursuant to Rule 144.

          (o) "Registration" means any Shelf Registration, Demand Registration or Piggyback Registration.

          (p) "Rule 10b-6" means Rule 10b-6 promulgated by the Commission under the Exchange Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (q)             "Rule 144," Rule 145," "Rule 415" and "Rule 424"
mean, respectively, Rule 144, Rule 145, Rule 415 and Rule 424, each promulgated by the Commission under the Securities Act, in each case as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

          (r) "Securities Act" means the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

          (s) "Shelf Period" means the period (i) beginning one year after the Closing Date and (ii) ending four years after the Closing Date (or, if earlier, on expiration of the period during which a Shelf Registration must remain effective under this Agreement).

          (t) "Shelf Registration" means any registration of Registrable Securities effected pursuant to Section 2 hereof.

2.        Shelf Registrations.

          (a) Effective Registration. At any time after commencement of the Shelf Period, upon written notice to the Company from one or more Holders (the "Initiating Shelf Holders") of a majority of the Registrable Securities, requesting that the Company effect, pursuant to this
Section 2(a) a Shelf Registration covering the Registrable Securities then constituting no more than 50% of the Registrable Securities on any appropriate form pursuant to Rule 415, the Company shall promptly (but in any event within 20 days) give written notice of such requested registration to all other Holders and thereupon the Company shall as expeditiously as possible, use its reasonable efforts to effect the registration under the Securities Act of:

                          (A) The Registrable Securities that the Initiating Shelf Holders have requested the Company to register; and

                          (B) All other Registrable Securities the Holders of which have made a written request to the Company for registration thereof (which request shall specify such Registrable Securities and the proposed amounts thereof) within 30 days after receipt of such written notice from the Company,





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all to the extent requisite to permit the disposition by Holders of the securities then constituting Registrable Securities so to be registered.

          (b) Proration. To the extent that the amount of Registrable Securities requested to be registered under the Shelf Registration shall exceed 50% of the Registrable Securities, the amount of Registrable Securities to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary so that amount of Registrable Securities to be registered shall not exceed 50% of the Registrable Securities.

          (c) Duration. The Company shall use its reasonable efforts to have such "shelf" registration statement declared effective as soon as practicable after its filing and to keep such registration statement continuously effective until the fourth anniversary of the Closing Date or until all Registrable Securities included therein have been sold, if earlier. If necessary, the Company shall cause to be filed, and shall use its reasonable efforts to have declared effective as soon as practicable following filing, additional "shelf" registration statements or amendments as necessary to maintain such effectiveness during the Shelf Period.

          (d) Shelf "Draw-Downs". If any Holder effects, pursuant to a Shelf Registration, a public offering of all or a part of its Registrable Securities a shelf "draw-down") and wishes the Company to perform, in connection with such shelf "draw-down," any procedures specified in Section 6(a) hereof in addition to those the Company is otherwise obligated to perform with respect to such Shelf Registration pursuant to Sections 2(a) and 6(a) hereof, such Holder shall deliver to the Company, at least five Business Days before such "draw-down" is to be made, a written notice describing in reasonable detail its proposed offering and requesting the performance of such additional procedures pursuant to this Section 2(d) and such Section 6(a). The Company shall be required to perform such additional procedures in advance of a particular shelf "draw-down" only if such Holder shall have requested such performance as provided above. In addition, the Company shall be required to perform such additional procedures (other than those required under the securities laws) in connection with a particular shelf "draw-down" only if one or more Holders shall have notified the Company pursuant to this Section 2(d) of their intention to offer to the public Registrable Securities with an aggregate market value (on the date the written notice referred to above is delivered) of at least $2 million pursuant to such "draw-down." During the first three years of the Shelf Period a shelf "draw-down" that is an underwritten offering shall constitute a Demand Registration for purposes of the first sentence of Section 3(b).

          (e) Inclusion of Other Securities. No Shelf Registration shall include any securities other than Registrable Securities; provided that this Agreement shall not prohibit the filing of other "shelf" registration statements by the Company.





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3.        Demand Registrations.
          (a) Effective Registration. At any time after one year following the Closing Date, upon written notice to the Company from one or more Holders (the "Initiating Demand Holders") of Registrable Securities holding in the aggregate Registrable Securities with a market value (on the date the written notice is delivered) of at least $2 million, requesting that the Company effect, pursuant to this Section 3, the registration of any of such Initiating Demand Holders' Registrable Securities under the Securities Act (which notice shall specify the Registrable Securities so requested to be registered, the proposed amounts thereof and the intended method or methods of disposition by such Demand Initiating Holders), the Company shall promptly (but in any event within 20 days) give written notice of such requested registration to all Holders, and thereupon the Company shall, as expeditiously as possible, use its reasonable efforts to effect the registration under the Securities Act of:

                          (A) the Registrable Securities that the Initiating Demand Holders have requested the Company to register, for disposition in accordance with the intended method or methods of disposition stated in their notice to the Company; and

                          (B) all other Registrable Securities the Holders of which shall have made a written request to the Company for registration thereof (which request shall specify such Registrable Securities and the proposed amounts thereof) within 30 days after the receipt of such written notice from the Company, all to the extent requisite to permit the disposition by Holders of the securities then constituting Registrable Securities so to be registered.

          (b) Frequency; Duration. The Company shall not be required to effect more than two Demand Registrations pursuant to this Agreement. The Company shall not be required to effect a Demand Registration pursuant to this Section 3: (i) if it shall have so effected a Demand Registration during the previous 12 months; (ii) if the Initiating Demand Holders shall have requested such Demand Registration after the third anniversary of the Closing Date; or (iii) during the Shelf Period, unless the requested Demand Registration is to be underwritten, on either a firm commitment or best efforts basis, and the managing underwriter or underwriters have requested in a written opinion to the Initiating Demand Holders and the Company that a new registration statement be filed in the interest of the proposed offering; provided, however, that a Demand Registration shall not be deemed to have been effected for purposes of Section 3(b)(i) if the applicable registration statement has not been declared effective and kept effective until the earlier of (i) four months following the date on which such registration statement was declared effective and (ii) the sale pursuant to such registration statement of the Registrable Securities covered thereby.

          (c) Inclusion of Other Securities. The Company shall not register any securities other than Registrable Securities in any Demand Registration without the





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prior written consent of Holders of a majority of the Registrable Securities requested to be included in such Demand Registration. If any securities other than Registrable Securities are so registered, securities requested to be registered by the Company for sale for its own account shall have absolute priority over securities requested to be registered by third parties.

4.        Piggyback Registrations.
          (a) Effective Registration. If the Company proposes to file a registration statement under the Securities Act with respect to any class of equity securities (other than in connection with the registration of equity securities issued or issuable pursuant to an employee stock option, stock purchase, stock bonus or similar plan or pursuant to a merger, exchange offer or transaction of the type specified in Rule 145(a) under the Securities
Act) at any time on or prior to the fifth anniversary of the Closing Date, then the Company shall give written notice of such proposed filing to the Holders at least 15 days before the anticipated filing date, and such notice shall offer the Holders the opportunity to register such amount of Registrable Securities as each such Holder may request. The Company shall use its reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the inclusion therein of any Registrable Securities the Holders of which request, within 5 days after receiving written notice of the proposed filing from the Company, such inclusion, on the same terms and conditions as any similar securities of the Company so included. Any Holder's request for such inclusion may be withdrawn, in whole or in part, at any time prior to the effective date of the registration statement for such offering.

          (b) Cut-Backs. Notwithstanding the provisions of Section 4(a) hereof, if the managing underwriter or underwriters of a proposed underwritten offering as described in such Section 4(a) deliver a written opinion to the Holders requesting inclusion of their Registrable Securities stating that the total amount or kind of securities that they and any other Persons seek to include in such offering would materially and adversely affect the success of such offering, then the amount or kind of Registrable Securities to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary to reduce the total amount of Registrable Securities to be included in such offering to that recommended by such managing underwriter or underwriters (which amount may be zero); provided, however, that if the amount of any kind of Registrable Securities to be offered for the accounts of Holders is reduced in accordance with this Section 4(b), the Company may not include in such offering any securities other than (i) Registrable Securities and (ii) securities, if any, that the Company is offering for sale for its own account in a primary underwritten offering.





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5.        Holdback Agreements.

          (a) Restrictions on Public Sales by Holders of Registrable Securities. To the extent not inconsistent with applicable law, each Holder that is timely notified in writing by the managing underwriter or underwriters shall not effect any public sale or distribution (including a sale pursuant to Rule 144) of any issue being registered in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act or pursuant to a "shelf" registration), any securities of the Company similar to any such issue or any securities of the Company convertible into or exchangeable or exercisable for any such issue, during the 10-day period prior to, and during the 90-day period beginning on, the effective date of the applicable registration statement, except as part of such registration.

          (b) Restrictions on Public Sales by the Company. The Company shall not effect any public sale or distribution of any issue being registered in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act or pursuant to a "shelf" registration), any securities of the Company similar to any such issue or any securities of the Company convertible into or exchangeable or exercisable for any such issue, during the 10-day period prior to, and during the 30-day period beginning on, the effective date of the applicable registration statement, except as part of such registration.

6.        Registration Procedures.

          (a) Company Procedures. Whenever the Company is required by this Agreement to effect the registration of any Registrable Securities under the Securities Act pursuant to a registration statement, the Company shall use its reasonable efforts to effect each such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall, as soon as practicable:

                          (i)   prepare and file with the Commission the
requisite registration statement to effect such registration and thereafter use its reasonable efforts to cause such registration statement to be declared effective as soon as practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under the Securities Act, provided that as soon as practicable but in no event later than three Business Days before filing such registration statement, any related prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such registration statement (or, in the case of any prospectus supplement or post-effective amendment relating to a proposed shelf "draw-down" pursuant to Section 2 hereof, two Business





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Days before the filing thereof), the Company shall furnish to the Holders of the Registrable Securities covered by such registration statement (or, in the case of any prospectus supplement or post-effective amendment relating to a proposed shelf "draw-down" pursuant to Section 2 hereof, to the Selling Holders) and the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such Holders and underwriters; the Company shall not file any registration statement or amendment thereto or any prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such registration statement) to which the managing underwriters of the applicable offering, if any, or the Majority Registered Holders (or, in the case of any prospectus supplement or post-effective amendment relating to a proposed shelf "draw-down" pursuant to Section 2 hereof, the Majority Sellers) shall have reasonably objected in writing within two Business Days after receipt of such documents to the effect that such registration statement or amendment thereto or prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (provided that the foregoing shall not limit the right of any Holder whose Registrable Securities are covered by a registration statement to reasonably object, within two Business Days after receipt of such documents, to any particular information that is to be contained in such registration statement, amendment, prospectus or supplement and relates specifically to such Holder, including, without limitation, any information describing the manner in which such Holder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), and if the Company is unable to file any such document due to the objections of such underwriters or such Holders, the Company shall use its reasonable efforts to cooperate with such underwriters and Holders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of such underwriters and Holders;

                          (ii)  prepare and file with the Commission such
amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement continuously effective and current for the period required by this Agreement to the extent permitted under the Securities Act; and cause each related prospectus to be supplemented by any prospectus supplement as may be required, and as so supplemented to be filed pursuant to Rule 424; and otherwise comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such registration statement or such prospectus or prospectus supplement;

                          (iii) notify the Holders and the managing
underwriters, if any, of the applicable offering (providing, if requested by any such Persons, confirmation in writing) as soon as practicable after becoming aware of: (A) the filing of any prospectus or prospectus supplement or the filing or effectiveness (or anticipated date





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of effectiveness) of such registration statement or any post-effective amendment thereto; (B) any request by the Commission for amendments or supplements to such registration statement or the related prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification or registration (or exemption therefrom) of any Registrable Securities for sale in any jurisdiction in the United States or the initiation or threatening of any proceeding for such purposes; or (E) the happening of any event that makes any statement made in such registration statement or in any related prospectus, prospectus supplement, amendment or document incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement or in any such prospectus, supplement, amendment or other such document so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus in the light of the circumstances under which they were made) not misleading;

                          (iv)  make every reasonable effort to obtain at the
earliest possible moment the withdrawal of any order or other action suspending the effectiveness of any such registration statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction;

                          (v)   if reasonably requested by the managing
underwriters, if any, of the applicable offering, or by the Majority Sellers, as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such underwriters or the Majority Sellers, as the case may be, agree should be included therein relating to the sale and offering of the applicable Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to any underwriters, the purchase price being paid therefor by any such underwriters and any other terms of the offering of the Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable following receipt of notice of the matters to be incorporated therein;

                          (vi)  as soon as practicable after filing such
documents with the Commission, furnish to the Holders and each of the underwriters, if any, without charge, at least one manually signed or conformed copy of such registration statement and any post-effective amendment thereto, including financial statements and schedules (or, in the case of any post-effective amendment relating to a shelf "draw-down" pursuant to Section 2 hereof, to the Selling Holders); and as soon as practicable after the request of any Holder or underwriter, furnish to such Holder or underwriter, as the case may be, at least one copy of any document incorporated by reference in such registration statement or in any related prospectus, prospectus supplement or amendment, together with all exhibits thereto (including those previously furnished or





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incorporated by reference);

                          (vii)  deliver to the Holders and to each of the
underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; subject to Section 6(b)(i) hereof, the Company consents to the use of any such prospectus or any amendment or supplement thereto by the Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by any such prospectus or any amendment or supplement thereto;

                          (viii) prior to any public offering of Registrable
Securities, register or qualify (or obtain an exemption therefrom), or cooperate with the Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption therefrom) of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as the Holders or the underwriters, if any, shall reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period during which such registration statement is required to be kept effective pursuant to this Agreement, to the extent permitted under the Securities Act; and do any and all other acts and things reasonably necessary or advisable to facilitate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not be required to qualify but for this Section 6(a)(viii);

                          (ix)   cooperate with Holders participating in such
registration and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold; and enable such Registrable Securities to be in such denominations and registered in such names as the underwriters, if any, may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

                          (x)    use its reasonable efforts to cause the
Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be reasonably necessary to enable the Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                          (xi)   as soon as practicable after the occurrence of
any event described in Section 6(a)(iii)(E) hereof, prepare a supplement or post-effective amendment to such registration statement or to the related prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus shall not contain an untrue statement of a material fact or





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





omit to state any material fact necessary to make the statements therein not misleading; if any event described in Section 6(a)(iii)(B) hereof occurs, use its reasonable efforts to cooperate with the Commission to prepare, as soon as practicable, any amendment or supplement to such registration statement or such related prospectus and any other additional information, or to take other action that may have been requested by the Commission;

                          (xii)  use its reasonable efforts to cause all Common
Stock constituting Registrable Securities covered by such registration statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which the Common Stock of the Company is then listed (or included), if so requested by the Majority Registered Holders or the underwriters, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such registration statement; use its reasonable efforts to cause any other Registrable Securities covered by such registration statement to be listed (or included) on each securities exchange (or quotation system operated by a national securities association) on which securities of the same class and series, if any, are then listed (or included) (or on any exchange or quotation system on which any Person other than a Holder shall have the right to have securities of the same class and series, if any, listed or included), if so requested by the Majority Registered Holders or the underwriters, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and, if necessary, provide a transfer agent for such securities no later than the effective date of such registration statement;

                          (xiii) provide a CUSIP number for the
Registrable Securities no later than the effective date of such registration statement;

                          (xiv)  enter into customary agreements (including, in
the case of an underwritten offering, an underwriting agreement in customary form for the managing underwriters with respect to issuers of similar market capitalization and reporting and financial histories) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities included in such registration statement and, in the case of an underwritten offering: (A) make representations and warranties to each Holder of Registrable Securities participating in such offering and to each of the underwriters, in such form, substance and scope as are customarily made to the managing underwriters by issuers of similar market capitalization and reporting and financial histories and confirm the same to the extent customary if and when requested; (B) obtain opinions of counsel to the Company and updates thereof addressed to each Holder of Registrable Securities participating in such offering and to each of the underwriters, such opinions and updates to be in customary form and covering the matters customarily covered in opinions obtained in underwritten offerings by the managing underwriters for issuers of similar market capitalization and reporting and financial histories; (C) obtain "comfort" letters and





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updates thereof from the Company's independent certified public accountants addressed to each Holder of Registrable Securities participating in such offering and to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters to the managing underwriters in connection with underwritten offerings by them for issuers of similar market capitalization and reporting and financial histories;
(D) provide, in the underwriting agreement to be entered into in connection with such offering, indemnification provisions and procedures of the type customarily contained in underwriting agreements for offerings by issuers of similar market capitalization and reporting and financial histories; and (E) deliver such customary documents and certificates as may be reasonably requested by the Majority Sellers and the managing underwriters to evidence . compliance with clause (A) of this paragraph (xiv) and with any customary conditions contained in the underwriting agreement entered into by the Company in connection with such offering;

                          (xv)   make available, for inspection by the Holders
of the Registrable Securities included in such registration, any underwriter participating in any disposition of Registrable Securities pursuant to such registration statement, and any attorney, accountant or other representative retained by such selling Holders or by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such underwriter, attorney, accountant or other representative in connection with such registration;

                          (xvi)  otherwise use its reasonable efforts to comply
with all applicable rules and regulations of the Commission relating to such registration and the distribution of the securities being offered (including, without limitation, Rule 10b-6, with respect to which the Company shall also use its reasonable efforts timely to apprise each Holder of any bids and purchases by the Company, and of any known bids and purchases by each "affiliated purchaser" (as defined in Rule 10b-6) of the Company, that would in the opinion of the Company be prohibited under Rule 10b-6 in connection with a "distribution" (as so defined) by such Holder of securities of the Company) and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 60 days after the end of any 12-month period (or 120 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which the Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of such registration statement, which earning statements shall cover such 12-month periods;

                          (xvii) cooperate and assist in any filings required
to be made with the National Association of Securities Dealers, Inc. and in the performance of any customary or required due diligence investigation by any underwriter; and

                          (xviii) use its reasonable efforts to take all
other reasonable steps necessary and appropriate to effect such registration in the manner contemplated by this Agreement.

          (b)             Holder Procedures.

                          (i)     Each Holder agrees, by acquisition of the
Registrable Securities that, upon receipt of any notice from the Company of the happening of any event described in Section 6(a)(iii)(B), 6(a)(iii)(C), 6(a)(iii)(D) or 6(a)(iii)(E) hereof, such Holder shall forthwith discontinue disposition of any Registrable Securities (but, in the case of an event described in Section 6(a)(iii)(D), in the affected jurisdiction or jurisdictions only) covered by the affected registration statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(iii) or 6(a)(xi) hereof or until such Holder is (it being agreed by the Company that the underwriters, if any, shall also be) advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall have given any such notice during a period when a Shelf Registration or a Demand Registration is in effect, the Shelf Period or four-month period mentioned in
Section 2(a) or 3(b) hereof, as the case may be, shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Holder of Registrable Securities included in such Registration shall have received the copies of the supplemented or amended prospectus contemplated by Section 6(a)(iii) or 6(a)(xi) hereof or the Advice, as the case may be.

                          (ii)    In connection with any underwritten public
offering of Registrable Securities pursuant to a Shelf Registration or Demand Registration, the managing underwriter of such offering shall be a nationally recognized investment banking firm selected by the Majority Sellers and shall be reasonably acceptable to the Company.

7.        Registration Expenses.

          All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), reasonable fees and disbursements of its counsel and its independent certified public accountants (including the reasonable expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), securities acts liability insurance (if the Company elects to obtain such insurance), reasonable fees and expenses of any special experts retained by the Company in connection with any registration hereunder, reasonable fees and expenses of other Persons retained by the Company, reasonable fees and expenses of one counsel for the Holders, selected by the Majority Sellers, incurred in connection with each registration hereunder, and reasonable out-of-pocket expenses of the Holders (all such expenses being herein referred to as "Registration Expenses"), shall be borne by the Company; provided that Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

8.        Indemnification; Contribution.
          (a) Indemnification by the Company. The Company shall indemnify, to the full extent permitted by law, each Holder of Registrable Securities, and if applicable, its officers, directors, employees and agents, and if applicable, each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement covering any Registrable Securities, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, except in each case insofar as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such registration statement, prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. This indemnity is in addition to any liability that the Company may otherwise have. The Company shall also indemnify any underwriters of the Registrable Securities and their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Holders and other specified Persons.

          (b)             Indemnification by Holders of Registrable Securities.
In connection with any registration statement covering Registrable Securities, each Holder any of whose Registrable Securities are covered thereby shall furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with such registration statement, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, and shall indemnify, to the full extent permitted by law, the Company, the Company's directors, officers, employees and agents and each Person who controls the Company (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement covering any Registrable Securities, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such registration statement or in such related prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. This indemnity is in addition to any liability that a Holder may otherwise have. Each Holder participating in an offering of Registrable Securities shall, if requested by the managing underwriter or underwriters of such offering, also indemnify any underwriters of such Registrable Securities and their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company and other specified Persons.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 8 agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the reasonable fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of counsel to such indemnified party, expressed in a writing delivered to the indemnifying party, a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels (which shall be limited to one counsel per indemnified party). The indemnifying party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (d)             Contribution.

                          (i)   If the indemnification provided for in this
Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                          (ii)  The parties hereto agree that it would not be
just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                          (iii) If indemnification is available under this
Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 8(a) and 8(b) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8(d).

9.        Participation in Underwritten Registrations

          No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (c) agrees to pay such Person's pro rata portion of all underwriting discounts and commissions.

10.       Cooperation with the Company.

          Each Holder by the acceptance of Registrable Securities agrees to use its reasonable efforts to cooperate with the Company in all reasonable respects in connection with the preparation and filing of Registrations hereunder in which such

Registrable Securities are included or requested to be included.

11.       Miscellaneous.

          (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to any of its securities that contains provisions more favorable to the holders thereof than the provisions contained in this Agreement without providing for the granting of comparable rights to the Holders in this Agreement.

          (b) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights in an action at law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company shall have obtained the prior written consent of (i) the Holders of a majority of the securities then constituting Registrable Securities and (ii) each Holder materially and adversely affected by such amendment, modification, supplement, waiver or departure.

          (d) Notices. All notices, requests, waivers, releases, consents, and other communications required or permitted by this Agreement (collectively, "Notices") shall be in writing. Notices shall be deemed sufficiently given for all purposes under this Agreement when delivered in person, when dispatched by telegram or (upon written confirmation of receipt) by electronic facsimile transmission or (upon written confirmation of receipt) when dispatched by a nationally recognized overnight courier service, or five Business Days after being deposited in the mail, postage prepaid, if mailed. All Notices shall be delivered as follows:

                          (i)   if to a Holder of Registrable Securities, at
the address indicated on Company's registrar relating to such securities or at such other address as such Holder may have furnished to the Company in writing; and

                          (ii)  if to the Company, at:

                                       Fuqua Enterprises, Inc.
                                       1201 West Peachtree Street
                                       Suite 5000
                                       Atlanta, Georgia 30309

                                       Attention:  John J. Huntz, Jr.
                                       Telephone Number: (404) 815-2000
                                       Fax Number: (404) 815-4529

                                with a copy to:

                                       Alston & Bird
                                       One Atlantic Center
                                       1201 West Peachtree Street
                                       Atlanta, Georgia 30309-3424
                                       Attention:  Bryan E. Davis
                                       Telephone Number: (404) 881-7000
                                       Fax Number: (404) 881-7777



          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including any successors by merger to the Company.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings; Construction. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, all references to Sections are to Sections of this Agreement, "or" is inclusively disjunctive, and words in the singular include the plural and vice versa. In computing any period of time specified in this Agreement, the date of the act or event from which such period of time is to be measured shall be included, any such period shall expire at 5:00 p.m., Atlanta time, on the last day of such period, and any such period denominated in months shall expire on the date in the last month of such period that has the same numerical designation as the date of the act or event from which such period is to be measured; provided, however, that if there is no date in the last month of such period that has the same numerical designation as the date of such act or event, such period shall expire on the last day of the last month of such period.

          (h) Certain Adjustments. Notwithstanding anything to the contrary contained in this Agreement, the Board of Directors of the Company may make or provide for such adjustments in the numbers of shares of Common Stock or other Registrable Securities specified in any other provision of this Agreement specifying a number or percentage of Registrable Securities, as the Board may determine after consultation with the Initial Holder (or, if the Initial Holder no longer holds any securities then constituting the Registrable Securities, Holders holding a majority of the securities then constituting the Registrable Securities), is equitably required to prevent diminution or enlargement of the rights of Holders that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization, or other similar change in the capital structure of the Company.

          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia, without regard to the principles of conflicts of laws thereof.

          (j) Severability. If one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect, for any reason, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby, and the provision held to be invalid, illegal or unenforceable shall be reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal and enforceable, it being intended that all of the rights and privileges of the Holders hereunder shall be enforceable to the fullest extent permitted by law.

          (k) Entire Agreement. This Agreement is intended by the Company and the Initial Holder to be a final expression thereof and are intended to be a complete and exclusive statement of the agreement and understanding of the Company and the Initial Holder in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the Company and any Holders with respect to such subject matter.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                        FUQUA ENTERPRISES, INC.


                        By: /s/ L. P. Klamon
                            --------------------------------
                               Name: Lawrence P. Klamon
                               Title: President and Chief Executive Officer



                            /s/ Gene J. Minotto
                            -------------------------------- (SEAL)
                                            GENE J. MINOTTO